Exhibit 99.1

TEXAS PACIFIC LAND CORPORATION ANNOUNCES FOURTH QUARTER AND FULL YEAR 2023 RESULTS
Earnings Call to be held 7:30 am CT on Thursday, February 22, 2024
DALLAS, TX (February 21, 2024) – Texas Pacific Land Corporation (NYSE: TPL) (the “Company” or “TPL”) today announced its financial and operating results for the fourth quarter and full year of 2023.
Fourth Quarter 2023 Highlights
•Net income of $113.1 million, or $14.73 per share (diluted)

•Revenues of $166.7 million

•Adjusted EBITDA(1) of $150.9 million

•Free cash flow (1) of $116.3 million

•Royalty production of 26.3 thousand barrels of oil equivalent per day, the highest quarterly royalty production level in TPL history

•$10.2 million of common stock repurchases

•Quarterly cash dividend of $3.25 per share paid on December 15, 2023

•As of December 31, 2023, TPL’s royalty acreage had an estimated 4.5 net well permits, 9.7 net drilled but uncompleted wells, 2.8 net completed wells, and 67.2 net producing wells.

Full Year 2023 Highlights

•Net income of $405.6 million, or $52.77 per share (diluted)

•Revenues of $631.6 million

•Adjusted EBITDA(1) of $541.4 million

•Free cash flow(1) of $415.5 million

•Royalty production of 23.5 thousand barrels of oil equivalent per day

•$42.4 million of common stock repurchases

•$100.0 million of total cash dividends paid during 2023 (comprised of $13.00 per share in regular dividends)

(1) Reconciliations of Non-GAAP measures are provided in the tables below.

“Fourth quarter 2023 capped off a strong year for TPL,” said Tyler Glover, Chief Executive Officer of the Company. “Driven by robust oil and gas royalty production and continued growth of our water and surface businesses, total consolidated revenues and free cash flow for this most recent quarter were the highest of any quarter in 2023. For the full year 2023, TPL generated record revenues from our Water segment, while revenues from our easements and other surface-related income grew nearly 50% year-over-year. This growth of our surface-related businesses helped to substantially offset lower commodity prices. Looking ahead to 2024, we continue to see strong activity on our royalty and surface acreage. With an unmatched Permian asset footprint, high free cash flow margins, a resilient business mix, and a large net cash balance, TPL is well-positioned in 2024 to seize on opportunities for value-added growth and shareholder return of capital.”

Financial Results for the Fourth Quarter of 2023

The Company reported net income of $113.1 million for the fourth quarter of 2023 compared to net income of $99.7 million for the fourth quarter of 2022.

Total revenues for the fourth quarter of 2023 were $166.7 million compared to $152.7 million for the fourth quarter of 2022. The increase in revenue was principally due to a combined increase of $10.1 million in water sales and produced water royalties and an increase of $8.3 million in easements and other surface-related income. Oil and gas royalty revenue increased $2.1 million due to higher production volumes in the fourth quarter of 2023 compared to the fourth quarter of 2022 partially offset by lower average commodity prices over the same period. The Company’s share of production was 26.3 thousand barrels of oil equivalent (“Boe”) per day for the fourth quarter of 2023 versus 21.3 thousand Boe per day for the same period of 2022. The average realized price was $42.81 per Boe in the fourth quarter of 2023 versus $51.57 per Boe in the fourth quarter of 2022. TPL’s revenue streams are directly impacted by commodity prices and development and operating decisions made by our customers.

Total operating expenses of $32.8 million for the fourth quarter of 2023 increased $4.3 million compared to the same period of 2022. The change in operating expenses is principally related to an increase in water service-related expenses resulting from increased water sales activity during the fourth quarter of 2023 compared to the same period of 2022.

Financial Results for the Year Ended December 31, 2023

The Company reported net income of $405.6 million for the year ended December 31, 2023, a decrease of 9.1% compared to net income of $446.4 million for the year ended December 31, 2022.

Total revenues decreased $35.8 million for the year ended December 31, 2023 compared to the same period of 2022. Oil and gas royalty revenue of $357.4 million for the year ended December 31, 2023 includes an $8.7 million recovery, as discussed below. As part of an ongoing arbitration between TPL and an operator with respect to underpayment of oil and gas royalties resulting from improper deductions of post-production costs by the operator for production periods before and through June 2023, the operator agreed to pay $10.1 million to TPL, comprised of $8.7 million of unpaid oil and gas royalties, $0.9 million of interest and $0.5 million of damages (the "O&G Settlement"). Excluding the impact of the $8.7 million recovery, oil and gas royalty revenue decreased $103.7 million compared to the same period of 2022. The Company’s share of production was approximately 23.5 thousand Boe per day for the year ended December 31, 2023 versus 21.3 thousand Boe per day for the same period of 2022. The average realized price was $42.58 per Boe for the year ended December 31, 2023 versus $60.81 per Boe for the same period of 2022. The decrease in oil and gas royalty revenue was partially offset by a combined increase of $39.5 million in water sales and produced water royalties and an increase of $22.9 million in easements and other surface-related income. TPL’s revenue streams are directly impacted by commodity prices and development and operating decisions made by our customers.

Total operating expenses of $145.5 million for the year ended December 31, 2023 increased $40.4 million compared to the same period of 2022. The change in operating expenses is principally related to increases in legal and professional fees and water service-related expenses during the year ended December 31, 2023 compared to the same period of 2022. During 2023, the Company made the operational decision to incur higher water service-related expenses in order to meet increased customer demand for water within shorter time commitments. This decision, in turn, resulted in higher water sales revenue and operating income during 2023 over 2022.

Quarterly Dividend Declared

On February 13, 2024, the Board declared a quarterly cash dividend of $3.50 per share, payable on March 15, 2024 to stockholders of record at the close of business on March 1, 2024.

Update on Consideration of Stockholder Proposal from the 2023 Annual Meeting

The Company also announced that on February 12, 2024, the Nominating and Corporate Governance Committee recommended to the full Board that the Board consider including in the 2024 proxy materials a proposal granting stockholders the right to call a special meeting for approval at the Company’s 2024 Annual Meeting. Pursuant to the recommendation of the Nominating and Corporate Governance Committee, the Company is currently evaluating the appropriate parameters for such right, with the intent to make a final recommendation to the full Board prior to the release of the proxy materials for the Company’s 2024 Annual Meeting of Stockholders.

Conference Call and Webcast Information

The Company will hold a conference call on Thursday, February 22, 2024 at 7:30 a.m. Central Time to discuss fourth quarter and year end results. A live webcast of the conference call will be available on the Investors section of the Company’s website at http://www.TexasPacific.com. To listen to the live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register and install any necessary audio software.

The conference call can also be accessed by dialing 1-877-407-4018 or 1-201-689-8471. The telephone replay can be accessed by dialing 1-844-512-2921 or 1-412-317-6671 and providing the conference ID# 13742748. The telephone replay will be available starting shortly after the call through March 7, 2024.

About Texas Pacific Land Corporation

Texas Pacific Land Corporation is one of the largest landowners in the State of Texas with approximately 868,000 acres of land in West Texas, with the majority of its ownership concentrated in the Permian Basin. The Company is not an oil and gas producer, but its surface and royalty ownership provide revenue opportunities throughout the life cycle of a well. These revenue opportunities include fixed fee payments for use of our land, revenue for sales of materials (caliche) used in the construction of infrastructure, providing sourced water and/or treated produced water, revenue from our oil and gas royalty interests, and revenues related to saltwater disposal on our land. The Company also generates revenue from pipeline, power line and utility easements, commercial leases and temporary permits related to a variety of land uses including midstream infrastructure projects and hydrocarbon processing facilities.

Visit TPL at http://www.TexasPacific.com.

Cautionary Statement Regarding Forward-Looking Statements

This news release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are based on TPL’s beliefs, as well as assumptions made by, and information currently available to, TPL, and therefore involve risks and uncertainties that are difficult to predict. Generally, future or conditional verbs such as “will,” “would,” “should,” “could,” or “may” and the words “believe,” “anticipate,” “continue,” “intend,” “expect” and similar expressions identify forward-looking statements. Forward-looking statements include, but are not limited to, references to strategies, plans, objectives, expectations, intentions, assumptions, future operations and prospects and other statements that are not historical facts. You should not place undue reliance on forward-looking statements. Although TPL believes that plans, intentions and expectations reflected in or suggested by any forward-looking statements made herein are reasonable, TPL may be unable to achieve such plans, intentions or expectations and actual results, and performance or achievements may vary materially and adversely from those envisaged in this news release due to a number of factors including, but not limited to: the initiation or outcome of potential litigation; and any changes in general economic and/or industry specific conditions. These risks, as well as other risks associated with TPL are also more fully discussed in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. You can access TPL’s filings with the SEC through the SEC website at http://www.sec.gov and TPL strongly encourages you to do so. Except as required by applicable law, TPL undertakes no obligation to update any forward-looking statements or other statements herein for revisions or changes after this communication is made.

Contact:

Investor Relations
IR@TexasPacific.com

FINANCIAL AND OPERATIONAL RESULTS
(unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2023	2022	2023	2022
Company’s share of production volumes(1) (2):
Oil (MBbls)	1,059	864	3,701	3,401
Natural gas (MMcf)	4,124	3,313	14,528	13,086
NGL (MBbls)	669	548	2,453	2,208
Equivalents (MBoe)	2,416	1,964	8,575	7,791
Equivalents per day (MBoe/d)	26.3	21.3	23.5	21.3

Oil and gas royalty revenue (in thousands) (2):
Oil royalties	$79,335	$68,585	$273,304	$307,606
Natural gas royalties	6,705	14,679	29,915	74,866
NGL royalties	12,710	13,432	45,510	69,962
Total oil and gas royalties	$98,750	$96,696	$348,729	$452,434

Realized prices (1) (2):
Oil ($/Bbl)	$78.46	$83.16	$77.33	$94.69
Natural gas ($/Mcf)	$1.76	$4.79	$2.23	$6.19
NGL ($/Bbl)	$20.53	$26.51	$20.05	$34.25
Equivalents ($/Boe)	$42.81	$51.57	$42.58	$60.81

(1)	Term	Definition
	Bbl	One stock tank barrel of 42 U.S. gallons liquid volume used herein in reference to crude oil, condensate or NGLs.
	MBbls	One thousand barrels of crude oil, condensate or NGLs.
	MBoe	One thousand Boe.
	MBoe/d	One thousand Boe per day.
	Mcf	One thousand cubic feet of natural gas.
	MMcf	One million cubic feet of natural gas.
	NGL	Natural gas liquids. Hydrocarbons found in natural gas that may be extracted as liquefied petroleum gas and natural gasoline.

(2)	The metrics provided exclude the impact of the $8.7 million of oil and gas royalties from the O&G Settlement discussed above.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except share and per share amounts) (unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2023	2022	2023	2022
Revenues:
Oil and gas royalties	$98,750	$96,696	$357,394	$452,434
Water sales	26,404	19,207	112,203	84,725
Produced water royalties	22,436	19,566	84,260	72,234
Easements and other surface-related income	19,067	10,746	70,932	48,057
Land sales and other operating revenue	—	6,491	6,806	9,972
Total revenues	166,657	152,706	631,595	667,422

Expenses:
Salaries and related employee expenses	10,696	11,732	43,384	41,402
Water service-related expenses	9,070	4,418	33,566	17,463
General and administrative expenses	4,141	3,524	14,928	13,285
Legal and professional fees	3,051	3,747	31,522	8,735
Ad valorem and other taxes	1,960	1,901	7,385	8,854
Depreciation, depletion and amortization	3,876	3,153	14,757	15,376
Total operating expenses	32,794	28,475	145,542	105,115

Operating income	133,863	124,231	486,053	562,307

Other income, net	11,269	3,922	31,508	6,548
Income before income taxes	145,132	128,153	517,561	568,855
Income tax expense	32,022	28,422	111,916	122,493
Net income	$113,110	$99,731	$405,645	$446,362

Net income per share of common stock
Basic	$14.74	$12.95	$52.81	$57.80
Diluted	$14.73	$12.94	$52.77	$57.77

Weighted average number of shares of common stock outstanding
Basic	7,671,773	7,698,487	7,681,435	7,721,957
Diluted	7,678,182	7,705,116	7,686,615	7,726,809

SEGMENT OPERATING RESULTS
(dollars in thousands) (unaudited)

	Three Months Ended December 31,
	2023		2022
Revenues:
Land and resource management:
Oil and gas royalties	$98,750	59%	$96,696	64%
Easements and other surface-related income	18,079	11%	9,841	6%
Land sales and other operating revenue	—	—%	6,491	4%
Total land and resource management revenue	116,829	70%	113,028	74%

Water services and operations:
Water sales	26,404	16%	19,207	13%
Produced water royalties	22,436	13%	19,566	13%
Easements and other surface-related income	988	1%	905	—%
Total water services and operations revenue	49,828	30%	39,678	26%
Total consolidated revenues	$166,657	100%	$152,706	100%

Net income:
Land and resource management	$88,846	79%	$79,623	80%
Water services and operations	24,264	21%	20,108	20%
Total consolidated net income	$113,110	100%	$99,731	100%

	Years Ended December 31,
	2023		2022
Revenues:
Land and resource management:
Oil and gas royalties	$357,394	57%	$452,434	68%
Easements and other surface-related income	67,905	11%	44,569	7%
Land sales and other operating revenue	6,806	1%	9,972	1%
Total land and resource management revenue	432,105	69%	506,975	76%

Water services and operations:
Water sales	112,203	18%	84,725	13%
Produced water royalties	84,260	13%	72,234	11%
Easements and other surface-related income	3,027	—%	3,488	—%
Total water services and operations revenue	199,490	31%	160,447	24%
Total consolidated revenues	$631,595	100%	$667,422	100%

Net income:
Land and resource management	$306,706	76%	$365,041	82%
Water services and operations	98,939	24%	81,321	18%
Total consolidated net income	$405,645	100%	$446,362	100%

NON-GAAP PERFORMANCE MEASURES AND DEFINITIONS

In addition to amounts presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”), we also present certain supplemental non-GAAP performance measurements. These measurements are not to be considered more relevant or accurate than the measurements presented in accordance with GAAP. In compliance with the requirements of the SEC, our non-GAAP measurements are reconciled to net income, the most directly comparable GAAP performance measure. For all non-GAAP measurements, neither the SEC nor any other regulatory body has passed judgment on these non-GAAP measurements.

EBITDA, Adjusted EBITDA and Free Cash Flow

EBITDA is a non-GAAP financial measurement of earnings before interest, taxes, depreciation, depletion and amortization. Its purpose is to highlight earnings without finance, taxes, and depreciation, depletion and amortization expense, and its use is limited to specialized analysis. We calculate Adjusted EBITDA as EBITDA excluding employee share-based compensation. Its purpose is to highlight earnings without non-cash activity such as share-based compensation and/or other non-recurring or unusual items. We calculate Free Cash Flow as Adjusted EBITDA less current income tax expense and capital expenditures. Its purpose is to provide an additional measure of operating performance. We have presented EBITDA, Adjusted EBITDA and Free Cash Flow because we believe that these metrics are useful supplements to net income in analyzing the Company’s operating performance. Our definitions of Adjusted EBITDA and Free Cash Flow may differ from computations of similarly titled measures of other companies.

The following table presents a reconciliation of net income to EBITDA, Adjusted EBITDA and Free Cash Flow for the three months and years ended December 31, 2023 and 2022 (in thousands):

	Three Months Ended December 31,		Years Ended December 31,
	2023	2022	2023	2022
Net income	$113,110	$99,731	$405,645	$446,362
Add:
Income tax expense	32,022	28,422	111,916	122,493
Depreciation, depletion and amortization	3,876	3,153	14,757	15,376
EBITDA	149,008	131,306	532,318	584,231
Add:
Employee share-based compensation	1,907	2,594	9,124	7,583
Adjusted EBITDA	150,915	133,900	541,442	591,814
Less:
Current income tax expense	(29,589)	(26,319)	(110,517)	(121,230)
Capital expenditures	(5,044)	(6,812)	(15,431)	(18,967)
Free Cash Flow	$116,282	$100,769	$415,494	$451,617